Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 27, 2015, relating to the consolidated financial statements and financial statement schedules of Excel Trust, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of a new accounting standard) and the effectiveness of internal control over financial reporting of Excel Trust, Inc., appearing in this combined Annual Report on Form 10-K of Excel Trust, Inc. and Excel Trust, L.P. for the year ended December 31, 2014.

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8, File No. 333-166267

•	Form S-3, File No. 333-174023

•	Form S-3, File No. 333-181399

•	Form S-3, File No. 333-189517

•	Form S-8, File No. 333-195982

•	Form S-3, File No. 333-195983

/s/ DELOITTE & TOUCHE LLP

San Diego, California

February 27, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 27, 2015, relating to the consolidated financial statements and financial statement schedules of Excel Trust, L.P. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Partnership’s adoption of a new accounting standard) appearing in this combined Annual Report on Form 10-K of Excel Trust, Inc. and Excel Trust, L.P. for the year ended December 31, 2014.

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8, File No. 333-166267

•	Form S-3, File No. 333-174023

•	Form S-3, File No. 333-181399

•	Form S-3, File No. 333-189517

•	Form S-8, File No. 333-195982

•	Form S-3, File No. 333-195983

/s/ DELOITTE & TOUCHE LLP

San Diego, California

February 27, 2015